Exhibit 99.1

General Employment Enterprises, Inc. Announces Results for Fiscal 2014 Fourth Quarter and Year End

NAPERVILLE, Ill., Dec. 8, 2014 /PRNewswire/ – General Employment Enterprises, Inc. (NYSE MKT:JOB) (“the Company” or “General Employment”) announced results for the fourth quarter and year ended September 30, 2014.

The Company reported revenues of $9.4 million for the fiscal fourth quarter ended September 30, 2014 as compared to revenues of $11.3 million in the same period of fiscal 2013. Contract staffing services contributed $7.6 million or 81% of consolidated revenues and direct placement services contributed $1.8 million or 19% of consolidated revenue. The decline in revenue was primarily a result of planning reduction in certain lower margin, less profitable light industrial business. General Employment recorded a net profit from operations of approximately $625,000 in the fourth quarter compared to a net loss from operations of approximately $855,000 in the fourth quarter of fiscal 2013. Net income from continuing operations for the fourth quarter of 2014 was approximately $463,000 compared to a net loss from continuing operations of approximately $916,000.

For the year ended September 30, 2014, General Employment reported revenues of $39.8 million, a decrease of 14% as compared to fiscal 2013 revenues. Contract Staffing services contributed approximately $32.7 million or 82% of consolidated revenues and Direct Placement services contributed approximately $7.1 million or 18% of consolidated revenue. The decline in revenue was primarily a result of planning reduction in certain lower margin, less profitable light industrial business. The Company recorded a net loss of $1.4 million or a loss of ($0.06) per basic and diluted share, compared to a net loss of $1.9 million or a loss of ($0.09) per basic and diluted share in fiscal 2013.

In both fiscal year 2014 and 2013 the Company received a significant rebate from the Ohio Bureau of Workers Compensation. The rebate in fiscal year 2014 was approximately $1,080,000 resulting in the overall workers compensation expense for the year ended September 30, 2014 being approximately $450,000 less than the year ended September 30, 2013.

Andrew Norstrud, Chief Executive Officer of General Employment, commented, “Fiscal 2014 was a successful year for the Company as we enhanced our financial reporting structure and started to reduce our non-core expenses. We made excellent progress implementing these operational changes and believe we are now well positioned to capitalize on these improvements to drive performance going forward.”

Mr. Norstrud added, “We further strengthened our financial position following the close of the fourth quarter, with the completion of a strategic capital raise in which the Company issued 200,000 shares of Preferred Stock for a total purchase price of $2 million and an 8% annual dividend rate. We have executed securities purchase agreements with approximately 20 accredited investors for the sale of Series A Preferred Stock, that the proceeds are in escrow pending a closing. We anticipate a closing will occur in January 2015 upon receipt of necessary approval from NYSE MKT of the Company’s additional listing application and necessary clearance from the SEC of the Company’s Information Statement. This financing provides funding for working capital, and for both internal and acquisition growth. Once we are able to complete this financing, coupled with the operational improvements the Company has initiated, we believe General Employment is positioned favorably as we enter Calendar Year 2015. Increasing our breadth and depth of services offering and expansion of our geographical footprint into new markets are the primary areas of focus to fuel our organic growth. Additionally, we will augment internal growth by making select strategic acquisitions into higher margin businesses,” Mr. Norstrud concluded.

GENERAL EMPLOYMENT ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands)
	September 30,	September 30,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$168	$361
Accounts receivable, less allowances (2014 - $395; 2013 - $272)	4,907	6,697
Other current assets	1,650	416
Assets of discontinued operations, less allowances (2014 - $265; 2013 - $35)	—	238

Total current assets	6,725	7,712

Property and equipment, net	453	530
Goodwill	1,106	1,106
Intangible assets, net	1,560	1,884

TOTAL ASSETS	$9,844	$11,232

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$2,711	$3,734
Accounts payable	910	1,015
Accrued compensation	2,633	2,733
Convertible note payable - current portion, net of discount	35	—
Derivative liability	131
Other current liabilities	1,214	981
Liabilities from discontinued operations	—	30

Total current liabilities	7,634	8,493
Convertible note payable, net of discount	132
Other long-term liabilities	13	126

Total long-term liabilities	145	126
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Preferred stock; no par value; authorized - 20,000 shares; issued and outstanding - none	—	—
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 25,899 shares at September 30, 2014 and 22,799 shares at September 30, 2013	—	—
Additional paid in capital	11,658	10,851
Accumulated deficit	(9,593)	(8,238)

Total shareholders’ equity	2,065	2,613

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,844	$11,232

GENERAL EMPLOYMENT ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)
	Years Ended September 30,
	2014	2013
NET REVENUES:
Contract staffing services	$32,723	$39,187
Direct hire placement services	7,088	7,317

NET REVENUES	39,811	46,504

Cost of contract services	26,417	32,318
Selling, general and administrative expenses	13,733	15,173
Amortization of intangible assets	326	320

LOSS FROM OPERATIONS	(665)	(1,307)
(Gain) on change in derivative liability	(47)
Interest expense	507	251

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(1,125)	(1,558)
Provision for income tax	—	(8)

LOSS FROM CONTINUING OPERATIONS	$(1,125)	$(1,566)

Loss from discontinued operations	$(230)	$(324)

NET LOSS	$(1,355)	$(1,890)

BASIC AND DILUTED LOSS PER SHARE
From continuing operations	$(0.05)	$(0.07)

From discontinued operations	$(0.01)	$(0.01)

Total net loss per share	$(0.06)	$(0.09)

WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	24,360	21,969

GENERAL EMPLOYMENT ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands)
	Three Months Ended September 30,
	2014	2013
	(UNAUDITED)	(UNAUDITED)
NET REVENUES:
Contract staffing services	$7,612	$9,835
Direct hire placement services	1,835	1,510

NET REVENUES	9,447	11,345

Cost of contract services	5,122	8,512
Selling, general and administrative expenses	3,618	3,608
Amortization of intangible assets	82	80

PROFIT (LOSS) FROM OPERATIONS	625	(855)
(Gain) on change in derivative liability	(47)
Interest expense	209	61

PROFIT (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	463	(916)
Provision for income tax	—	—

LOSS FROM CONTINUING OPERATIONS	$463	$(916)

Loss from discontinued operations	$(230)	$(105)

NET PROFIT (LOSS)	$233	$(1,021)

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based on the historical financial statements of the Company after giving effect to the proposed issuance of preferred equity. The notes to the unaudited pro forma financial information describe adjustments to the financial information presented.

The unaudited pro forma combined balance sheet is presented as if the issuance had occurred on September 30, 2014.

The unaudited pro forma balance sheet should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10-K for the year ended September 30, 2013.

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(UNAUDITED)

GENERAL EMPLOYMENT ENTERPRISES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
(In Thousands)
	September 30,	Pro-forma		September 30,
	2014	Adjustments		2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$168	$2,000	(1)	$2,168
Accounts receivable, less allowances (2014 - $320; 2013 - $272)	4,907			4,907
Other current assets	1,650			1,650
Assets of discontinued operations, less allowances (2014 - $265; 2013 - $35)	—			—

Total current assets	6,725			8,725

Property and equipment, net	453			453
Goodwill	1,106			1,106
Intangible assets, net	1,560			1,560

TOTAL ASSETS	$9,844			$11,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$2,711			$2,711
Accounts payable	910			910
Accrued compensation	2,633			2,633
Convertible note payable - current portion, net of discount	35			35
Derivative liability	131			131
Other current liabilities	1,214			1,214
Liabilities from discontinued operations	—			—

Total current liabilities	7,634			7,634
Convertible note payable, net of discount	132			132
Other long-term liabilities	13			13

Total long-term liabilities	145			145
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Preferred stock; no par value; authorized - 20,000 shares; issued and outstanding - none	—	$2,000	(1)	2,000
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 25,899 shares at September 30, 2014 and 22,799 shares at September 30, 2013	—			—
Additional paid in capital	11,658			11,658
Accumulated deficit	(9,593)			(9,593)

Total shareholders’ equity	2,065			4,065

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,844			$11,844

(1)	The Company has entered into a transaction to issue 200,000 shares of Preferred Stock that are initially convertible into 10,000,000 shares of Common Stock.

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. (the “Company”) was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and light industrial staffing services through the names of General Employment, Ashley Ellis, Triad and Omni-One.

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements. Such forward-looking statements often contain or are prefaced by words such as “will” and “expect”. As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2013, and in the Company’s other filings with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT: Andrew J. Norstrud, Chief Executive Officer, Phone: 813 803 8275, andrew.norstrud@genp.com, John Nesbett/Jennifer Belodeau, Institutional Marketing Services (IMS), Phone: 203.972.9200, jnesbett@institutionalms.com